EXHIBIT 99.1
SYMBOL TECHNOLOGIES REPORTS SECOND-QUARTER 2005 FINANCIAL RESULTS
Revenue of $427.8 Million and Net Loss of $(30.5) Million, or $(0.12) EPS;
Includes $35.1 Million, or $0.14 EPS, in Restructuring and Other Items
Teleconference 8:30 a.m. (ET) Today To Discuss Second-Quarter 2005 Results, Dial (888-578-6632)
     HOLTSVILLE, N.Y., August 1, 2005 – Symbol Technologies, Inc. (NYSE:SBL), The Enterprise Mobility Company™, today announced financial results for the second quarter of 2005, ended June 30, 2005. The results will be discussed on a conference call at 8:30 a.m. (Eastern Time) today.
     Net revenue for second-quarter 2005 was $427.8 million, compared with $432.8 million for the second quarter 2004. Net loss for the second quarter 2005 was $30.5 million or $0.12 per share versus net earnings of $28.8 million or $0.12 per share for the second quarter 2004. Net loss for second-quarter 2005 includes pre-tax restructuring charges ($31.2 million), pre-tax asset impairment charges ($11.6 million), a pre-tax benefit related to class action lawsuit ($7.1 million) and tax benefits of $0.6 million. These amounts aggregate to $35.1 million or $0.14 per share.
     Net revenue for the first six months of 2005 were $885.2 million, compared with revenue of $852.4 million for the first half of 2004. Net loss for the first half of 2005 was $8.3 million or $0.03 per share, versus net earnings of $35.6 million, or $0.15 per share for the same period in 2004.
     “The results we are reporting today are in line with the expectations we announced on July 14,” said Sal Iannuzzi, Symbol interim president and chief executive officer. “While we are pleased with our operating expense performance and encouraged by our year-over-year growth in product bookings, we remain focused on balancing our spending on activities needed to drive profitable growth. Increasing shareholder value is our top priority, and our confidence in Symbol’s future growth prospects and position as a leader in the enterprise mobility segment remains strong.”
Second-Quarter 2005 Highlights
•	Product bookings of $384.4 million were up 6.3 percent, compared with the same period a year ago. Product revenue was $355.7 million, versus $356.6 million in the second quarter 2004. RFID product revenue was $8.6 million, versus $8.2 million in the first quarter 2005. Service revenue was $72.1 million, versus $76.2 million in the second quarter 2004.

•	The Company launched several new products during the second quarter, further demonstrating commitment to offering customers a bracketed product strategy. Of the total product revenue, 62 percent was derived from products introduced since 2003.

•	Gross profit margins of 39.2 percent include restructuring charges and other items (which negatively impacted margins by 3.5 percent), and were also affected by incremental rebate promotions, volume shortfall and unfavorable product mix, as well as unfavorable foreign exchange movements.

•	Operating expenses, including restructuring charges and other items of $20.6 million were $195.7 million, an increase of $14.5 million, compared with the first quarter. However, exclusive of such items, operating expenses improved quarter-over-quarter and were slightly below our target of $177 to $180 million.

•	Restructuring and asset impairment charges incurred in the second quarter 2005 were $42.8 million. The total cost of the program, as per the guidance provided on June 28, 2005, will be in the range of $75 to $95 million. The Company is on-track to achieve quarterly savings of approximately $15 million, with a rough split of two-thirds in operating expenses and one-third associated with the cost of sales.
Teleconference Information
     Investors are invited to listen to Symbol’s conference call discussing the Company’s financial results for the second quarter of 2005. The conference call will be held at 8:30 a.m. (ET) Eastern Time today. To listen to the call, visit the Company’s Web site at www.symbol.com/investor or dial 888-578-6632 (domestic) and 719-955-1565 (international) at least 10 minutes prior to commencement of the call.

Replay Information: An audio replay will be available on the Company’s Web site on a 24-hour non-stop basis within two hours of the conclusion of the call. An audio replay of the teleconference will be available from 10:30 a.m. (ET) Monday, August 1, through midnight, August 31, by calling toll-free 888-203-1112 (domestic) and 719-457-0820 (international), and entering access code 6572254.
Forward-Looking Statements
This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our products and services, control of costs and expenses, international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Symbol with the Securities and Exchange Commission. Symbol disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Symbol Technologies
     Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs under the Symbol Enterprise Mobility Services brand. Symbol enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading retailers, transportation and logistics companies, manufacturers, warehouse and distribution centers, government agencies and healthcare. More information is available at www.symbol.com.
For media information:
Patricia Hall
Symbol Technologies, Inc.
631-738-5636
hallp@symbol.com
For financial information:
Lori Chaitman
Symbol Technologies, Inc.
631-738-5050
lori.chaitman@symbol.com

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statement of Operations

	Three Months Ending *
($ Millions, except per share data)	June 30, 2005	March 31, 2005	June 30, 2004
Product Revenue	$355.7	$384.2	$356.6
Services Revenue	72.1	73.2	76.2

Net Revenue	$427.8	$457.5	$432.8

Cost of Revenue	260.1	251.9	236.1

Gross Profit	167.6	205.6	196.7
Operating Expenses:
Engineering	39.6	42.4	42.1
S, G&A	135.5	138.9	119.5
Restructuring & asset impairment	27.7	—	0.5
Recovery from legal settlements	(7.1)	—	(9.0)

Total Operating Expenses	195.7	181.2	153.0

(Loss) / Earnings from operations	(28.0)	24.3	43.7
Other Expense, net	(1.0)	(6.6)	(8.0)

Net (Loss) / Earnings before taxes	(29.0)	17.8	35.7

Provision for (Benefit from) income taxes	1.5	(4.4)	6.9

Net (Loss) / Earnings	$(30.5)	$22.2	$28.8

(Loss) / Earnings per share	$(0.12)	$0.09	$0.12
Avg. Diluted shares outstanding (M)	249.6	251.3	239.5

PERCENTAGE OF REVENUE
Net Revenue	100.0%	100.0%	100.0%
Cost of Revenue	60.8%	55.1%	54.6%

Gross Profit	39.2%	44.9%	45.4%
Operating Expenses:
Engineering	9.3%	9.3%	9.7%
S, G&A	31.7%	30.4%	27.6%
Restructuring & asset impairment	6.5%	—	0.1%
Recovery from legal settlements	(1.7)%	—	(2.1)%

Total Operating Expenses	45.7%	39.6%	35.4%

(Loss) / Earnings from operations	(6.6)%	5.3%	10.1%
Other Expense, net	(0.2)%	(1.4)%	(1.8)%

Net (Loss) / Earnings before taxes	(6.8)%	3.9%	8.3%
Provision for (Benefit from) income taxes	0.3%	(1.0)%	1.6%

Net (Loss) / Earnings	(7.1)%	4.8%	6.6%

* Certain numbers may differ slightly due to rounding

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statement of Operations

	Six Months Ending *
($ Millions, except per share data)	June 30, 2005	June 30, 2004
Product Revenue	$739.9	$704.8
Services Revenue	145.4	147.6

Net Revenue	$885.2	$852.4

Cost of Revenue	512.0	460.8

Gross Profit	373.2	391.6
Operating Expenses:
Engineering	81.9	83.6
S, G&A	274.5	243.4
Restructuring & asset impairment	27.5	0.5
Recovery from legal settlements	(7.1)	(9.0)

Total Operating Expenses	376.9	318.5

(Loss) / Earnings from operations	(3.7)	73.1
Other Expense, net	(7.5)	(7.0)

Net (Loss) / Earnings before taxes	(11.2)	66.2

(Benefit from) Provision for income taxes	(2.9)	30.6

Net (Loss) / Earnings	$(8.3)	$35.6

(Loss) / Earnings per share	$(0.03)	$0.15
Avg. Diluted shares outstanding (M)	249.4	239.3
PERCENTAGE OF REVENUE
Net Revenue	100.0%	100.0%
Cost of Revenue	57.8%	54.1%

Gross Profit	42.2%	45.9%
Operating Expenses:
Engineering	9.3%	9.8%
S, G&A	31.0%	28.5%
Restructuring & asset impairment	3.1%	0.1%
Recovery from legal settlements	(0.8)%	(1.1)%

Total Operating Expenses	42.6%	37.4%

(Loss) / Earnings from operations	(0.4)%	8.6%
Other Expense, net	(0.9)%	(0.8)%

Net (Loss) / Earnings before taxes	(1.3)%	7.8%
(Benefit from) Provision for income taxes	(0.3)%	3.6%

Net (Loss) / Earnings	(0.9)%	4.2%

* Certain numbers may differ slightly due to rounding

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Balance Sheet Trend

	Balance Sheet at *
($ Millions)	June 30, 2005	March 31, 2005	December 31, 2004	June 30, 2004
Assets
Cash and cash equivalents	$136.2	$218.2	$217.6	$143.7
Accounts receivable, net (a)	192.4	174.1	164.2	148.9
Inventories, net	172.8	172.4	207.3	216.4
Deferred income taxes	136.8	180.4	179.8	167.6
Other current assets	108.8	27.0	24.3	31.6

Total current assets	747.0	772.1	793.3	708.2
Property, plant & equipment, net	250.1	249.5	241.5	211.4
Intangible and other assets, net	873.0	912.6	946.1	738.6

Total assets	$1,870.1	$1,934.2	$1,980.9	$1,658.2

Liabilities & stockholders’ equity
Payables and accrued exp. (a)	$455.5	$470.1	$475.4	$449.1
Current portion of debt	159.8	79.2	118.1	7.0
Income taxes payable	8.6	9.0	20.1	9.8
Deferred revenue	49.9	52.1	43.7	40.2

Total current liabilities	673.7	610.3	657.3	506.0

Debt, less current maturities	66.7	162.7	176.1	107.9
Other liabilities and deferred rev.	63.6	61.4	75.0	61.9

Total stockholders’ equity	1,066.1	1,099.8	1,072.5	982.4

Total liabilities and stockholders’ equity	$1,870.1	$1,934.2	$1,980.9	$1,658.2

Financial ratios:	June 30, 2005	March 31, 2005	December 31, 2004	June 30, 2004
Days sales outstanding	41	35	33	31
Inventory turnover	6.0	5.8	4.5	4.4
Working capital % of revenue	4.3%	8.8%	7.5%	11.7%
Return on assets	(6.4)%	4.5%	5.9%	7.1%
Return on equity	(11.3)%	8.2%	10.9%	12.0%

* Certain numbers may differ slightly due to rounding
(a) Certain reclassifications were made to previously disclosed amounts to conform to current presentations. The balance sheet above includes a reclassification to reflect net credit customer account receivable balances as a component of accounts payable and accrued expenses, and not as a reduction of accounts receivable as was reflected in previous filings.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Cash Flow Trend

	Three Months Ending *
($ Millions)	June 30, 2005	March 31, 2005	June 30, 2004
Cash Flows from Operating Activities
Net (loss) / earnings	$(30.5)	$22.2	$28.8
Depreciation & amortization	18.4	17.3	18.7
Other	17.9	3.5	24.4

Changes in Assets & Liabilities
Accounts receivable	(22.3)	(11.6)	(35.6)
Inventories	(3.8)	33.2	(5.9)
Accounts payable & accrued expenses	(30.8)	9.4	(10.2)
Other changes, net	23.6	(1.3)	2.7

Net Cash (used in) / provided by Operating Activities	(27.6)	72.7	22.8

Cash Flows from Investing Activities
Expenditures for PP&E	(27.0)	(21.1)	(18.9)
Other investing	(2.5)	(1.7)	(52.4)

Net Cash used in Investing Activities	(29.5)	(22.8)	(71.3)

Cash Flows from Financing Activities
Net changes in debt	(17.9)	(50.3)	(0.1)
Other	(7.1)	1.0	13.2

Net Cash (used in) / provided by Financing Activities (inc. FX)	(25.0)	(49.3)	13.1

Net Change in Cash	(82.1)	0.6	(35.3)

Beginning Cash Balance	218.2	217.6	179.0

Ending Cash Balance	$136.2	$218.2	$143.7

* Certain numbers may differ slightly due to rounding